Exhibit 99.1

Investors:

Lisa Ciota: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY, INC. BEGINS EXECUTING CONTINGENCY PLAN

TO DOWNSIZE COAL MINING BUSINESS

•	Taking immediate action to reduce coal production by more than 50 percent and substantially decrease cash loss related to Coal Mining business

•	Evaluating further options for the continued wind-down of Coal Mining business

•	Continuing to pursue opportunities to sell all or a portion of Coal Mining business

Lisle, IL [December 15, 2014] – SunCoke Energy, Inc. (NYSE: SXC) today announced it is executing a phased plan to scale back its Coal Mining business.

“While we plan to continue pursuing opportunities to sell all or a portion of our Coal Mining business, the challenging coal price environment has led us to make these hard decisions,” said Fritz Henderson, Chairman and Chief Executive Officer of SunCoke Energy, Inc. “I’ve been very impressed by and thankful for the leadership and commitment of our coal team, which has consistently achieved high levels of productivity, safety and regulatory compliance during this difficult time. However, idling a significant portion of the Coal Mining business is the right step going forward and allows us to focus on our core competencies of processing and handling raw materials for industrial customers.”

Our initial actions include immediately idling certain mines to reduce coal production from approximately 1.1 million annual tons to about 500 thousand annual tons of mid-vol coal and eliminating approximately 175 positions. In the short term, we expect to continue to mine about 500 thousand annual tons as we pursue a sale or explore other alternatives such as potentially retaining contractors to mine on our behalf or purchasing all our coal requirements to supply our Jewell Coke facility. We also plan to reduce operations at our coal preparation plant by 50 percent to further reduce costs.

While we expect our downsizing plan to significantly reduce the ongoing cost to supply coal to our Jewell Coke operations, in light of current coal market conditions, we will continue to incur costs whether we mine the mid-vol portion of Jewell Coke’s coal supply requirements or purchase all coal from third-parties. If we are ultimately unsuccessful in selling the Coal Mining

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business and mining mid-vol coal becomes less economic than procuring from third-party sources, we may decide to idle the remaining mines, demolish the preparation plant and purchase all Jewell Coke coal requirements from third-parties. The anticipated impact to Jewell Coke of purchasing 100% third-party coal is estimated to be approximately $20 million annually, primarily due to incremental coal transportation and material handling costs. This is approximately $20 million favorable to the anticipated cash loss of continuing to operate the Coal Mining business absent any wind down actions.

We expect to incur one-time cash costs of $25 million to $35 million related to our plans to downsize our coal operations including:

•	The previously disclosed estimated expense of approximately $10 million primarily related to contract terminations, which will be incurred primarily in fourth quarter 2014

•	Anticipated employee severance and other one-time costs to idle mines of $10 million to $15 million to be recognized in fourth quarter 2014 and early 2015

•	Expected capital expenditures of $5 million to $10 million in 2015 to demolish our coal preparation plant and install additional coal handling and storage to enable third-party coal purchases for our Jewell facility.

In view of our Coal Mining business downsizing plans, we expect to recognize non-cash charges related to workers’ compensation, asset reclamation, black lung liability and other post-employment benefits liabilities. Further, we will also evaluate the recoverability of the long-lived assets of the Coal Mining business to determine if the carrying value of the assets is recoverable. Unrelated to the coal downsizing plans, we now estimate that due to anticipated changes in discount rates and claim approval rates our incremental black lung charge in the fourth quarter will be approximately $15 million versus our original estimate of $8 million.

UPCOMING EVENTS

We plan to issue fourth quarter 2014 earnings and provide 2015 guidance before market opens on Thursday, January 29, 2015. Also on this date, we expect to host an investor conference call, which will be webcast live and archived for replay on www.suncoke.com. Times and dial-in information for these conference calls and webcasts will be provided in early January 2015.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of coke in the Americas, with 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat-recovery cokemaking process produces high-quality coke for use in steelmaking, typically captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our U.S. cokemaking facilities are located in Virginia, Indiana, Ohio and Illinois. Outside the U.S., we have cokemaking operations in Vitoria, Brazil and Odisha, India. Our coal mining operations, which

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have more than 110 million tons of proven and probable reserves, are located in Virginia and West Virginia. In addition, through our 56 percent ownership of SXCP, we have an interest in SXCP’s coal logistics business, which has the collective capacity to blend and transload more than 30 million tons of coal annually. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting the Company, as well as uncertainties related to: pending or future litigation, legislation, or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of Company management, and upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking

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statement made by the Company. For information concerning these factors, see the Company’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on the Company’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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